Exhibit 4.13

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 17, 2021, by and among PureCycle Technologies Holdings Corp. (known prior to the closing of the SPAC Transaction as Roth CH Acquisition I Co., “ROCH”), formerly a special purpose acquisition company, incorporated as a Delaware corporation and direct parent, upon the closing of the SPAC Transaction, of PureCycle Technologies LLC, a Delaware limited liability company (the “Company”), PureCycle Technologies, Inc. (known prior to the closing of the SPAC Transaction as Roth CH Acquisition I Co. Parent Corp., “ParentCo” and, together with ROCH, the “Guarantors”), a subsidiary of ROCH and, upon the closing of the SPAC Transaction, a direct parent of ROCH and indirect parent of the Company, the Company, and U.S. Bank National Association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of October 7, 2020, providing for the issuance of Convertible Senior Secured Notes due 2022 (the “Initial Secured Notes”);

WHEREAS, the Company has heretofore issued and delivered to the Trustee a supplemental indenture (the “First Supplemental Indenture”), dated as of December 29, 2020, providing for the issuance of additional Convertible Senior Secured Notes due 2022 (the “Second Tranche Notes” and, together with the Initial Secured Notes, the “Notes”);

WHEREAS, the Second Tranche Notes are Second Tranche Notes and Additional Notes as provided by Section 2.10 of the Indenture with the same terms as the Initial Secured Notes (except for differences in issue date, issue price and interest accrued, and the Second Tranche Notes are subject to a Special Mandatory Redemption (as defined in the Indenture)); provided that the Second Tranche Notes have a separate CUSIP number;

WHEREAS, a SPAC Transaction, as defined in the Indenture, was consummated on or around March 17, 2021, pursuant to which the Company became a direct or indirect subsidiary of the Guarantors;

WHEREAS, the undersigned may execute and deliver to the Trustee a supplemental indenture pursuant to which the undersigned become the Guarantors under the Indenture and shall unconditionally guarantee all of the Company’s obligations under the Indenture Documents pursuant to a Note Guarantee on the terms and conditions set forth herein;

WHEREAS, Section 10.01(c) of the Indenture provides, among other things, that the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture Documents without the consent of any Holder to add the Note Guarantee with respect to the Notes;

WHEREAS, pursuant to Section 4.21 of the Indenture, the Guarantors seek to execute and deliver to the Trustee this Second Supplemental Indenture pursuant to which the Guarantors shall unconditionally Guarantee, on a senior secured (subject to Section 17.05(a)) basis, all of the Company’s Obligations under the Indenture Documents on the terms set forth in the Indenture and the Security Documents until the Note Guarantee of the Guarantors has been released in accordance with the Indenture; and

WHEREAS, pursuant to Section 11.03 of the Indenture, ParentCo seeks to unconditionally assume all of the Company’s obligations under the Notes and the Indenture relating to the Company’s obligations relating to the authorization, issuance and delivery of the Common Stock issuable upon conversion of the Notes (including, without limitation, Article 14 and the Conversion Obligations).

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.        CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.        AGREEMENT TO GUARANTEE. The Guarantors hereby agree to guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 16 of the Indenture, and to be bound by all other applicable provisions of the Indenture.

3.        ASSUMPTION OF OBLIGATIONS. ParentCo hereby unconditionally assumes all of the Company’s obligations under the Notes and the Indenture relating to the Company’s obligations relating to the authorization, issuance and delivery of the Common Stock issuable upon conversion of the Notes (including, without limitation, Article 14 and the Conversion Obligations) and references in such applicable sections of the Indenture to “the Company” shall refer to “ParentCo”, mutatis mutandis.

4.        EFFECTIVENESS. This Second Supplemental Indenture shall be effective upon execution by the parties hereto. Upon effectiveness of this Second Supplemental Indenture, the Guarantors will be the Guarantors under the Indenture.

5.        RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Second Supplemental Indenture.

6.        NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECOND SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.        COUNTERPARTS. The parties hereto may sign any number of copies of this Second Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

8.        EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.        ACCEPTANCE BY THE TRUSTEE: The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and the Guarantors and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Second Supplemental Indenture and make no representation with respect thereto.

10.        SEVERABILITY. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

11.        RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

PURECYCLE TECHNOLOGIES LLC

By:	/s/ Michael Dee
Name: Michael Dee
Title: Chief Financial Officer

PureCycle Technologies Holdings Corp., as Guarantor

By:	/s/ Michael Dee
Name: Michael Dee
Title: Chief Financial Officer

PURECYCLE TECHNOLOGIES, INC., as Guarantor

By:	/s/ Michael Dee
Name: Michael Dee
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Michael McGuire
Name: Michael McGuire
Title: Vice President